Summit Exploration Inc. announces engagement of new independent accountant.

RENO, November 6, 2007 - Summit Exploration Inc. announces that on November 2, 2007, it engaged K.R. Margetson Ltd. an incorporated professional, as our principal independent accountant with the approval of the Company's board of directors. Accordingly, we dismissed Manning Elliott, Chartered Accountants ("Manning Elliott") as our independent registered public accounting firm. Additionally, on November 2, 2007 the Company closed its non-brokered equity financing pursuant to the Company's SB-2 registration statement declared effective by the Securities and Exchange Commission on July 11, 2007.

Contact:
Investor Relations 866.680.SMIX
info@summitexploration.com
www.summitexploration.com

Forward-Looking Statements:
This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at www.sec.gov and www.sedar.com for further information.